SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant To Sections 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 1999
Date of Report (Date of Earliest Event Reported)

Nu-kote Holding, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	0-20287 (Commission File Number)	16-1296153 (IRS Employer Identification No.)

200 Beasley Dr.
Franklin, Tennessee 37064
(Address and Zip Code of Principal Executive Offices)

(615) 794-9000
(Registrant's Telephone Number, Including Area Code)

          This Amendment No. 1 to Form 8-K amends and supplements the current report on Form 8-K dated October 7, 1999, filed with the Securities and Exchange Commission on October 21, 1999 (the "Form 8-K") of Nu-kote Holding, Inc. Capitalized terms used herein have the meanings ascribed to such terms in the Form 8-K unless otherwise defined herein.

Item 2.     Acquisition or Disposition of Assets

          Nu-kote International, Inc., a wholly owned subsidiary of Nu-kote Holding, Inc. ("Nu-kote"), has sold certain of its subsidiaries to Pelikan Hardcopy Europe Limited ("Pelikan"), a Scottish company. The subsidiaries sold include Pelikan Productions AG, Pelikan Scotland Limited, Grief-Werke GmbH, Pelikan Hardcopy Asia Pacific Limited and Dongguan Pelikan Hardcopy Limited (collectively, the "Companies"). Under the terms of the a

Item 7.     Financial Statements, Pro forma Financial Information and Exhibits

(b)	Pro Forma Financial Information.

As reported in the Form 8-K dated July 13, 1999, filed with the Securities and Exchange Commission on July 20, 1999, Nu-kote has engaged KPMG Peat Marwick L.L.P. ("KPMG") as its auditor. KPMG currently is performing its audit of Nu-kote's financial statements in connection with the preparation of Nu-kote's Form 10-K. Upon completion of the audit, Nu-kote will file its Form 10-K with audited financial statements. At such time, Nu-kote also will file the pro forma financial statements requi

(c)	Exhibits.
	*2.1	Sale and Purchase Agreement, dated April 24, 1999, between Nu-kote International, Inc. and Pelikan Hardcopy Europe Limited.
	*2.2	Amendment No. 1 to Sale and Purchase Agreement, effective September 30, 1999, between Nu-kote International, Inc. and Pelikan Hardcopy Europe Limited.
	*99.1	Press Release.

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* Previously filed.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu-kote Holding, Inc.
Dated: December 3, 1999	By: _____________________________________
Phillip Theodore, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
*2.1	Sale and Purchase Agreement, dated April 24, 1999, between Nu-kote International, Inc. and Pelikan Hardcopy Europe Limited.
*2.2	Amendment No. 1 to Sale and Purchase Agreement, effective September 30, 1999, between Nu-kote International, Inc. and Pelikan Hardcopy Europe Limited.
*99.1	Press Release.

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*Previously filed.